UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006 (November 13, 2006)

Kenexa Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

650 East Swedesford Rd Wayne, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 971-9171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under item 2.03 of this report is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On November 13, 2006, in connection with a new $75 million credit facility that Kenexa Technology, Inc., a Pennsylvania corporation (“Technology”) and wholly owned subsidiary of Kenexa Corporation, a Pennsylvania corporation (“Kenexa”) entered into with PNC Bank which is described under item 2.03 below, Technology terminated its existing $25 million credit facility with PNC Bank.  There were no borrowings outstanding under this credit facility at the time of its termination.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 13, 2006, the “Company” completed its acquisition of BrassRing LLC, a Delaware limited liability company (“BRLLC”), and BrassRing Inc., a Delaware corporation (“BRINC” and, together with BRLLC, “Brass Ring”), pursuant to the terms of that certain Equity Purchase Agreement and Plan of Merger dated as of October 6, 2006 (the “Acquisition Agreement”) by and among the Company, Technology, Birmingham Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Kenexa Technology (“Acquisition Sub”), BRLLC, BRINC, Gannett Satellite Information Network, Inc., a Delaware corporation (“Gannett”), BRLLC Holdings Inc., a Delaware corporation (“Post”), Tribune National Marketing Company, a Delaware corporation (“Tribune”; collectively, Gannett, Post and Tribune are the “Selling Members”), Accel VI L.P., a Delaware limited partnership, Accel Internet Fund II, L.P., a Delaware limited partnership, Accel Keiretsu VI L.P., a Delaware limited partnership, Accel Investors ‘98 L.P., a Delaware limited partnership, Accel VI-S L.P., a Delaware limited partnership, Accel Investors ‘98-S L.P., a Delaware limited partnership, and James W. Breyer (collectively, the “Accel Parties”), and Gerald M. Rosberg solely as the representative of the Selling Members and the Accel Parties.  BrassRing, a leading provider of talent management solutions, combines innovative technology, consulting, and outsourcing with recruitment expertise to build successful workforces to meet the specific needs of its clients.

Pursuant to the Acquisition Agreement, (i) Technology acquired all of the outstanding membership interests of BRINC other than those membership interest held by BRINC, and (ii) Acquisition Sub was merged with and into BRINC.  As a result of these transctions, (i) BRINC is a wholly owned subsidiary of Technology, and (ii) BRINC and Technology own all of the outstanding membership interests of BRLLC.

The total consideration paid pursuant to the Acquisition Agreement was approximately $115 million, including post-closing adjustments related to BrassRing’s working capital as of the closing of the transaction.  The Company financed the transaction through a combination of cash and $65 million in borrowings under a new $75 million credit facility which it entered into on November 13, 2006, the terms of which are described below in item 2.03 of this report.

The Company does not have any material relationships with Brass Ring or its directors, officers or affiliates.

The above description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Acquisition Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on October 10, 2006 and which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an off-Balance

On November 13, 2006, Technology entered into a Credit Agreement with PNC Bank (“PNC”), as administrative agent, and the several other lenders named therein (the “Credit Agreement”).  The Company and each of the U.S. subsidiaries of Technology (the “Guarantors”) guaranteed the obligations of Technology under the Credit Agreement.  Substantially all of the assets of the Company and the Guarantors secure the obligations under the Credit Agreement.  The Company paid an underwriting fee to PNC in connection with the Credit Agreement.  The Credit Agreement replaces the Company’s existing $25 million revolving credit facility.

Under the Credit Agreement, Technology may borrow up to $75 million, consisting of (i) a $25 million revolving credit facility, including a sublimit of up to $2 million for letters of credit (the “Revolving Credit Facility”), and (ii) a $50 million term loan (the “Term Loan”).

Borrowings of $50 million under the Term Loan and $15 million under the Revolving Credit Facility, together with other sources of funds, were used to pay the consideration in the Brass Ring acquisition.  Technology expects to use additional borrowings, if any, under the Revolving Credit Facility for general corporate purposes, including working capital, general corporate purposes, letters of credit and permitted future acquisitions.

The Term Loan matures on October 1, 2012.  There is scheduled principal amortization of the Term Loan.  The Revolving Credit Facility will terminate on November 12, 2011, at which time all outstanding borrowings must be repaid, and all outstanding letters of credit, if any, must be cash collateralized.

Technology’s borrowings under the Credit Agreement bear interest at tiered rates based upon the ratio of the Total Net Debt to Modified EBITDA Ratio of the Company and its consolidated subsidiaries.  Technology may also elect interest rates on its borrowings calculated by reference to either (i) the higher of PNC’s prime rate or the current Federal Funds rate plus ½% (the “Base Rate”), or (ii) the Eurodollar rate (the “Eurodollar Rate”), in either case plus a margin based upon the ratio of the Company and its consolidated subsidiaries Net Funded Debt to EBITDA ratio.   Interest is payable quarterly for Base Rate loans and at the end of the applicable interest period for Eurodollar Rate loans.   Eurodollar Rate advances will be available for periods of 1, 2, 3, 6 or, if available to all lenders under the Credit Agreement, 9 or 12 months.   Eurodollar Rate pricing will be adjusted for any statutory reserves.

The Credit Agreement contains financial and operating covenants.  Financial covenants include minimum EBITDA, minimum fixed charge coverage ratio, maximum leverage ratio and other financial tests.  Operating covenants include limitations on the Company’s and its subsidiaries ability to incur additional indebtedness, grant liens on assets, enter into affiliate transactions, pay dividends and make acquisitions and investments.

A copy of the Credit Amendment is attached hereto as Exhibit 10.24 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma financial information

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

10.24     Credit Agreement dated November 13, 2006 by and among Kenexa Technology, Inc., the several banks and other financial institutions from time to time parties hereto, and PNC Bank, National Association, as administrative agent.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENEXA CORPORATION

Date: November 17, 2006	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.24

Credit Agreement dated November 8, 2006 by and among Kenexa Technology, Inc., the several banks and other financial institutions from time to time parties hereto, and PNC Bank, National Association, as administrative agent.